EXHIBIT 21.1

SUBSIDIARIES

Registrant-Equifax Inc. (a Georgia corporation)

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of July 2004 (all of which are included in the consolidated financial statements):

Name of Subsidiary	State or Country of Incorporation
3032423 Nova Scotia Company(8)(15)	Nova Scotia
3651754 Canada Inc.(9)	Canada
Acrofax Inc.	Quebec
Alphafax Properties Limited Partnership	Georgia
CD Holdings, Inc.(14)	Georgia
Clearing de Informes S.A.(6)	Uruguay
Compliance Data Center, Inc.	Georgia
Computer Ventures, Inc.(1)	Delaware
Credit Bureau Services, Inc.(1)	Washington
Dicom S.A.(7)	Chile
Equifax Canada Inc.(2)	Canada
Equifax Capital Management, Inc.(1)	Georgia
Equifax City Directory, Inc.	Georgia
Equifax Commercial Services Ltd.(4)	Ireland
Equifax Consumer Services, Inc.	Georgia
Equifax de Chile, S.A.(6)	Chile
Equifax Decision Solutions, Inc.	Arizona
Equifax Decision Systems, B.V.	The Netherlands
Equifax Direct Marketing Solutions LLC	Georgia
Equifax do Brasil Holdings Ltda.(6)	Brazil
Equifax do Brasil Ltda.(6)(17)	Brazil
Equifax eMarketing Solutions, Inc.	Florida
Equifax Europe LLC	Georgia
Equifax Finance (1), Inc.(1)	Georgia
Equifax Finance (2), Inc.(1)	Georgia
Equifax Financial Services(9)(13)	Ontario
Equifax Information Services LLC	Georgia
Equifax Information Services Puerto Rico, Inc.	Georgia
Equifax Information Technology, Inc.	Georgia
Equifax Investments (South America) LLC(6)	Georgia
Equifax (Isle of Man) Ltd.(4)	Isle of Man
Equifax Italy Holdings, Srl(10)	Italy
Equifax Luxembourg (No. 2) S.À.R.L.	Luxembourg

Equifax Luxembourg S.A.	Luxembourg
Equifx Plc(4)(12)	England
Equifax Real Estate Mortgage Solutions, LLC(1)	Georgia
Equifax Receivables Finance LLC(16)	Delaware
Equifax Secure Ltd.(1)	United Kingdom
Equifax South America LLC	Georgia
Equifax Technology Solutions LLC	Georgia
Equifax Ventures, Inc.	Georgia
High Integrity Systems LLC	California
Imperitek Corporation	Georgia
Light Signatures, Inc.	California
NAV Acquisition Inc.(15)	Georgia
Privista Inc.	Georgia
Propago S.A.(7)	Chile
The Infocheck Group Ltd.(5)	England
Verdad Informatica de Costa Rica, S.A.(3)	Costa Rica

Registrant’s subsidiary Equifax Information Services LLC owns 49% of the Class B stock and 100% of the Class C stock of RMA Holdings LLC (Delaware).

Registrant’s subsidiary Equifax Europe LLC owns 85% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 100% of the stock of Dicodi, S.A. (Spain); 100% of the stock of Informacion Tecnica Del Credito S.L. (Spain); and 50% of the stock of Credinformacoes, Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems, B.V., wholly-owned subsidiary of Equifax Inc., which owns 25%.

Registrant’s subsidiary Equifax South America LLC owns 79% of the stock of Organizacion Veraz, S.A. (Argentina).

Registrant’s subsidiary Equifax South America LLC owns 100% of the stock of Equifax de Chile S.A. which owns 100% of the stock of Propago S.A. and 100% of the stock of Dicom S.A., which owns 49% of the stock of Dicom of CentroAmerica (El Salvador), along with Equifax South America LLC, wholly-owned subsidiary of Equifax Inc., which owns 2%, and 16% of the stock of InfoCorp S.A. (Peru), along with Dicom S.A. which owns 35%.

Registrant’s subsidiary Equifax Information Services LLC owns 40% of FT/E Mortgage Soltuions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC (Georgia) which owns 39.6%, along with FT/E Mortgage Solutions, LLC, which owns 1% of Total Credit Services, L.P. (Delaware).

Registrant’s subsidiary Equifax South America LLC owns 15% of the stock of Infocom Honduras S.A. de C.B. (Honduras).

Registrant’s subsidiary Equifax de Chile, S.A. owns 100% of the stock of Dicom S.A. which owns 25% of the stock of Credit Bureau C.A. Buro de Informacion Crediticia (Ecuador).

(1)          Subsidiary of Equifax Information Services LLC

(2)          Subsidiary of Acrofax Inc.

(3)          Subsidiary of Equifax Direct Marketing Solutions LLC

(4)          Subsidiary of Equifax Europe LLC

(5)          Subsidiary of Equifax Plc

(6)          Subsidiary of Equifax South America LLC

(7)          Subsidiary of Equifax de Chile, S.A.

(8)          Subsidiary of Equifax Finance (1), Inc.

(9)          Subsidiary of 3032423 Nova Scotia Company

(10)   Subsidiary of Equifax Luxembourg S.A.

(11)   Subsidiary of Equifax Finance (2), Inc.

(12)   Subsidiary of Equifax (Isle of Man) Ltd.

(13)   Subsidiary of 3651754 Canada Inc.

(14)   Subsidiary of Equifax Consumer Services, Inc.

(15)   Subsidiary of Equifax eMarketing Solutions, Inc.

(16)   Subsidiary of Equifax Capital Management, Inc.

(17)   Subsidiary of Equifax do Brazil Holdings Ltd.